CNI CHARTER FUNDS

                                    EXHIBIT A

                              FUNDS COVERED BY THE
                         SHAREHOLDER SERVICES AGREEMENT


Name of Fund                                          Annual Service Fee Rate
------------                                          -----------------------
Prime Money Market Fund                                             0.25%
Government Money Market Fund                                        0.25%
California Tax-Exempt Money Market Fund                             0.25%
Large Cap Growth Equity Fund                                        0.25%
Large Cap Value Equity Fund                                         0.25%
Corporate Bond Fund                                                 0.25%
Government Bond Fund                                                0.25%
California Tax Exempt Bond Fund                                     0.25%
High Yield Bond Fund                                                0.25%
Multi-Asset Fund                                                    0.25%
Opportunistic Value Fund                                            0.25%

Dated:  _______________, 2008